Exhibit 4.1

5.50% SERIES D PREFERRED SHARES	5.50% SERIES D PREFERRED SHARES

CUSIP NO. G0692U 117
ORGANIZED UNDER THE LAWS OF BERMUDA	See reverse for certain definitions

AXIS CAPITAL HOLDINGS LIMITED

5.50% SERIES D PREFERRED SHARES

This Certifies that

is the registered owner of

FULLY PAID AND NON-ASSESSABLE 5.50% SERIES D PREFERRED SHARES,

PAR VALUE OF U.S. $0.0125 PER SHARE, OF

AXIS CAPITAL HOLDINGS LIMITED transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued under and shall be subject to all the provisions of the Memorandum of Association and Bye-Laws of the Company and the Certificate of Designations approved by the Board of Directors of the Company and any amendments thereto, copies of which are on file with the Transfer Agent, to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY	CHIEF EXECUTIVE OFFICER AND
PRESIDENT

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE
TRANSFER AGENT AND REGISTRAR

By:
Authorized Signature

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT Custodian
TEN ENT	-	as tenants by the entireties	(Cust) (Minor)
JT TEN	-	as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act in common (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL CODE OF ASSIGNEE)

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Shares on the books of the within named Company with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGE- MENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (BANKS, STOCKBROKERS, SAVINGS ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN ANY APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.